EXHIBIT 11


                   STIRLING COOKE BROWN HOLDINGS LIMITED

      STATEMENT OF COMPUTATION OF NET INCOME (LOSS) PER ORDINARY SHARE

  (Expressed in thousands of United States Dollars, except per share data)


                                                                          2001                               2002
                                                             --------- ------------ ------      --------- ------------ ---------
                                                          Continuing Discontinued             Continuing  Discontinued
                                                          operations operations     Total     operations  operations      Total
                                                          ---------- ------------ ----------  ----------  ------------ ----------
                                                                       As of or for the three months ended June 30,
                                                                       --------------------------------------------

Net (loss) income................................         $  (1,128)  $  (1,148)  $   (2,276)  $ (6,921)   $   4,263   $  (2,658)
                                                          ==========  =========    =========   =========   =========   ==========
BASIC
Number of shares:
Weighted average number of ordinary shares
   outstanding...................................         9,963,372   9,963,372    9,963,372   9,963,372   9,963,372   9,963,372
Weighted average treasury shares held............          (443,400)   (443,400)    (443,400)   (443,400)   (443,400)   (443,400)
                                                          ----------  ---------    ---------   ---------   ---------   ---------


                                                          9,519,972   9,519,972    9,519,972   9,519,972   9,519,972   9,519,972
                                                          ==========  =========    =========   =========   =========   =========

Net (loss) income per share......................          $  (0.12)  $   (0.12)    $  (0.24)   $  (0.73)   $   0.45   $   (0.28)
                                                          ==========  =========    =========   =========   =========   =========

DILUTED
Number of shares:
Weighted average number of ordinary shares
   outstanding...................................         9,963,372   9,963,372    9,963,372   9,963,372   9,963,372   9,963,372
Weighted average treasury shares held............          (443,400)   (443,400)    (443,400)   (443,400)   (443,400)   (443,400)
                                                          ----------  ---------    ---------   ---------   ---------   ---------


                                                          9,519,972   9,519,972    9,519,972   9,519,972   9,519,972   9,519,972
                                                          ==========  =========    =========   =========   =========   =========


Net (loss) income per share assuming dilution....         $   (0.12)  $   (0.12)    $  (0.24)   $  (0.73)  $    0.45   $   (0.28)
                                                          ==========  =========    =========   =========   =========   =========



                                                                        As of or for the six months ended June 30,
                                                                        ------------------------------------------

Net (loss) income................................          $ (2,648)  $  (1,557)    $ (4,205)   $(10,437)  $   3,482   $  (6,955)
                                                          ==========  =========    =========   =========   =========   =========


BASIC
Number of shares:
Weighted average number of ordinary shares
   outstanding...................................         9,963,372   9,963,372    9,963,372   9,963,372   9,963,372   9,963,372
Weighted average treasury shares held............          (443,400)   (443,400)    (443,400)   (443,400)   (443,400)   (443,400)
                                                          ----------  ---------    ---------   ---------   ---------   ---------

                                                          9,519,972   9,519,972    9,519,972   9,519,972   9,519,972   9,519,972
                                                          =========   =========    =========   =========   =========   =========

Net (loss) income per share......................          $  (0.28)  $   (0.16)    $  (0.44)   $  (1.10)  $    0.37   $   (0.73)
                                                          ==========  =========    =========   =========   =========   =========

DILUTED
Number of shares:
Weighted average number of ordinary shares
   outstanding...................................         9,963,372   9,963,372    9,963,372   9,963,372   9,963,372   9,963,372
Weighted average treasury shares held............          (443,400)   (443,400)    (443,400)   (443,400)   (443,400)   (443,400)
                                                          ----------  ---------    ---------   ---------   ---------   ---------

                                                          9,519,972   9,519,972    9,519,972   9,519,972   9,519,972   9,519,972
                                                          =========   =========    =========   =========   =========   =========

Net (loss) income per share assuming dilution....         $   (0.28)  $   (0.16)    $  (0.44)   $  (1.10)   $   0.37    $  (0.73)
                                                          =========   =========    =========   =========   =========   =========

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